UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 1, 2006


                         Manhattan Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                       001-32639               36-3898269
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


                 810 Seventh Avenue, 4th Floor                     10019
          (Address of principal executive offices)              (Zip Code)


                                 (212) 582-3950
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      The disclosures set forth in Item 5.02 are hereby incorporated by reference to this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective as of February 1, 2006, Manhattan Pharmaceuticals, Inc. (the "Company") appointed Alan G. Harris, MD, PhD as its Chief Medical Officer. Prior to joining Manhattan Pharmaceuticals, Dr. Harris was the Head of the Worldwide Medical Endocrine Care group at Pfizer, Inc. from January 2004 to December 2005. From February 1995 to December 2003, Dr. Harris served in various capacities at Schering-Plough Corporation in Kenilworth, NJ, including Vice President, Global Healthcare Research & Outcomes from approximately October 2003 to December 2003, Senior Director Medical & Scientific Affairs for Schering-Plough's Phase IV Research Unit from February 1998 to October 2003 and Medical Director from February 1995 to February 1998. Dr. Harris also served as International Clinical Project Leader for Sandoz Pharmaceuticals Ltd. (Novartis) in Basel, Switzerland from November 1984 to December 1991. Dr. Harris currently serves as adjunct professor of medicine at NYU Medical School and is a visiting professor of medicine in the Department of Endocrinology at Liege University Medical School in Belgium and the Department of Pharmacology and Clinical Toxicology at the University Hospital of Lausanne in Switzerland. He is a Fellow of the American College of Physicians, the Royal College of Physicians (UK) and the American College of Clinical Pharmacology. He currently serves as trustee of the Hospital for Joint Diseases, NYU Medical Center. Dr. Harris received his MD degree cum laude from the Louis Pasteur Faculty of Medicine, University of Strasbourg, France and his PHD in Endocrinology from Erasmus University, Rotterdam, The Netherlands.

      The Company and Dr. Harris entered in an Employment Agreement dated January 26, 2006 (the "Agreement") whereby Dr. Harris will serve as the Company's Chief Medical Officer for a period of three years commencing on February 1, 2006 and will receive in exchange for his services: (i) an annual base salary of $275,000; (ii) a guaranteed cash bonus of $50,000, payable in two equal installments on the six-month and one-year anniversary of the Agreement, respectively, provided that Dr. Harris is employed by the Company on each such date; (iii) an annual milestone bonus on each anniversary of the Agreement during the term of the Agreement in an amount up to 30% of Dr. Harris' base salary, at the discretion of the Chief Executive Officer and the Board; and (iv) an option to purchase 300,000 shares of the Company's common stock at an exercise price equal to the last closing sale price of the Company's common stock on February 1, 2006, such options to vest in equal amounts over three years and be purchasable for a 10-year term. The Agreement also contains customary provisions relating to confidentiality, work-product assignment, non-competition and non-solicitation. In the event Dr. Harris' employment is terminated upon a change of control of the Company and the fair market value of the Company's common stock, as determined in the good faith discretion of the Board of Directors of the Company, is less than $40,000,000 on the date of the change of control, Dr. Harris shall continue to receive his base salary and benefits for a period of three months from the date of termination. In the event such termination is for a reason other than for cause or pursuant to a change of control of the Company, Dr. Harris shall be entitled to receive his base salary for a period of six months from the date of termination.

      A copy of the Company's press release dated February 1, 2006 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

           (a) Not applicable.

           (b) Not applicable.

           (c) Not applicable.

           (d) Exhibits

           Ex. No.     Description
           ------      -----------

           99.1        Press Release dated February 1, 2006.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MANHATTAN PHARMACEUTICALS, INC.



Date:  February 1, 2006                  By:  /s/ Nicholas J. Rossettos
                                            -----------------------------------
                                              Nicholas J. Rossettos
                                              Chief Financial Officer

                                                       EXHIBIT INDEX

Ex. No.           Description
-------           -----------

99.1              Press release dated February 1, 2006.